EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-78379, 333-35484, 333-99251, 333-116062 and 333-167256 on Form S-8 and Registration Statement No. 333-91954 on Form S-3 of our reports dated February 25, 2011, relating to the consolidated financial statements of StanCorp Financial Group, Inc. and subsidiaries, and the effectiveness of StanCorp Financial Group, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of StanCorp Financial Group, Inc. for the year ended December 31, 2010.

/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP Portland, Oregon February 25, 2011